UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

June 5, 2013

Date of Report (Date of earliest event reported)

THERMO FISHER SCIENTIFIC INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Wyman Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Thermo Fisher Scientific Inc. (the “Company”) has refined its financing plans for its previously announced acquisition (the “Acquisition”) of Life Technologies Corporation (“Life Technologies”) and currently anticipates funding up to $3.25 billion of the $13.6 billion of total cash consideration for the Acquisition with the proceeds from equity and equity-linked financings. In its

Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2013, the Company initially communicated that it expected the Acquisition financing to include up to $4.0 billion of equity.

The Company expects the $3.25 billion to consist of $2.2 billion of common stock to be sold in connection with its public offering announced today, and up to a maximum of $1.05 billion of additional equity to be issued at a later date in the form of mandatorily convertible debt, preference shares or other equity-linked securities. The Company expects that the amount of additional, planned equity will be reduced to the extent that the underwriters of today’s public offering exercise their option to expand the offering by up to $330 million in order to cover over-allotments, if any.

The Company expects to fund the remaining $10.35 billion of cash consideration with the proceeds of subsequent borrowings, including amounts available under its recently completed $5.0 billion term loan facility, and cash on hand at the time of close.

In addition, the Company anticipates receiving on June 7, 2013, a request for additional information and documentary material, often referred to as a “Second Request”, from the United States Federal Trade Commission (the “FTC”) in connection with the FTC’s Hart-Scott-Rodino regulatory review of the Acquisition. The Company has been working, and will continue to work, cooperatively with the FTC and continues to expect the Acquisition to close in early 2014.

The information contained in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions including economic conditions in the countries in which the Company and Life Technologies sell products, and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; the effect of healthcare reform legislation; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to the Acquisition may not materialize as expected; the Acquisition not being timely completed, if completed at all; prior to the completion of the Acquisition, Life Technologies’ business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; difficulty retaining certain key employees; and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended March 30, 2013, which are on file with the SEC and available in the “Investors” section of the Company’s website under the heading “SEC Filings,” and in Life Technologies’ Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and recent current reports on Form 8-K, each of which are on file with the SEC and available in the “Investor Relations” section of Life Technologies’ website under the heading “SEC Filings”. While the Company or Life Technologies may elect to update forward-looking statements at some point in the future, each of the Company and Life Technologies specifically disclaims any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either of the Company’s or Life Technologies’ respective views as of any date subsequent to today.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: June 5, 2013	By:	/s/ Seth H. Hoogasian
		Name:	Seth H. Hoogasian
		Title:	Senior Vice President, General Counsel and Secretary